As filed with the Securities and Exchange Commission on March 7, 2000
                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                            REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                   PACEL CORP.
             (Exact name of registrant as specified in its charter)


           VIRGINIA                                   54-1712558
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                   Identification No.)

8870 RIXLEW LANE, SUITE 201, MANASSAS, VIRGINIA          20109-3795
   (Address of principal executive offices)              (Zip Code)

                                   PACEL CORP.
                       KEY EMPLOYEES INCENTIVE STOCK PLAN
                            (Full title of the plan)

                            MARTIN L. MEYROWITZ, P.C.
                             MICHAEL S. SADOW, P.C.
                         SILVER, FREEDMAN & TAFF, L.L.P.
      (a limited liability partnership including professional corporations)
                             7Th Floor - East Tower
                            1100 New York Avenue, Nw
                              Washington, DC 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                             Proposed maximum   Proposed maximum
                                             Amount to be     offering price       aggregate            Amount of
  Title of securities to be registered      registered(1)       per share        offering price     registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share       250,000 shares           (2)           $81,523.44(2)          $21.53(2)
====================================================================================================================

-------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the plans, may become subject to the Pacel Corp. Key Employees Incentive Stock Plan.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. Of the 250,000 shares being registered hereby: (i) 75,000 shares were exercised at an exercise price of $0.20 per share ($15,000.00 in the aggregate); (ii) 37,500 shares are subject to options with an exercise price of $0.25 per share ($9,375.00 in the aggregate); (iii) 50,000 shares are subject to options with an exercise price of $0.35 per share ($17,500.00 in the aggregate); and (iv) 87,500 shares which have not been awarded to date are being registered based upon the average of the closing bid and asked prices per share of the common stock as traded on the Over-the-Counter Electronic Bulletin Board of $0.453125 per share on March 1, 2000 ($39,648.44 in the aggregate)

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           The document containing the information specified in Part I of the Form S-8 will be sent or given to participants in the PACEL Corp. Key Employees Incentive Stock Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document is not being filed with the SEC, but constitutes (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II of this registration statement), a prospectus that meet the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents previously or concurrently filed by PACEL Corp. (the "Company" or the "Registrant") with the SEC are hereby incorporated by reference in this registration statement and the prospectus to which this registration statement relates:

1. The Company's effective registration statement filed with the SEC on Form SB-2 (Registration No. 333-91611) containing the Company's audited financial statements for the latest fiscal year.

2. The description of the Company common stock contained in the Company's registration statement filed with the SEC on Form 8-A (Registration No. 000-29459 (and any amendments or reports filed for the purpose of updating the description).

         All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and the prospectus to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the prospectus.

         The Company shall furnish without charge to each person to whom a prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: David
E. Calkins, President, PACEL Corp., 8870 Rixlew Lane, Suite 201, Manassas, Virginia 20109-3795, telephone number (703) 257-4759.

         All information appearing in this registration statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities.
          --------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

         Article 10 of the Virginia Stock Corporation Act provides, in general, that Virginia corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Virginia Stock Corporation Act also provides that Virginia corporations may purchase insurance on behalf of any such director, officer, employee or agent.

         The Company's Articles of Incorporation provide, in general, for mandatory indemnification of its directors and officers (including former directors and officers and persons serving at the request of the Company as directors and officers of another corporation, partnership, joint venture, trust or other enterprise against liability incurred by them in proceedings by third parties, or by or on behalf of the Company, by reason of the fact that such person is, or was, a director or officer of the Company, or is, or was, serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnity shall only be provided after the Company determines that the director or officer was not guilty of gross negligence or willful misconduct.

         In addition, the Company's Articles of Incorporation provide that the Company may purchase insurance to cover any losses sustained as a result of providing indemnification to the aforementioned persons.

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

          Not applicable.

Item 8.   Exhibits.
          ---------

          See the Exhibits Index to this Registration Statement.

Item 9.   Undertakings.
          -------------

(a)       The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                       (i)  To  include  any  prospectus   required  by  section
                  10(a)(3) of the Securities Act of 1933;

                       (ii) To  reflect  in the  prospectus  any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

         SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manassas, Commonwealth of Virginia, on March 2, 2000.

                                          PACEL CORP.


                                 By: /s/ David E. Calkins
                                     -------------------------------------------
                                     David E. Calkins
                                     Chairman of the Board, President and CEO
                                     (DULY AUTHORIZED REPRESENTATIVE)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David E. Calkins and F. Kay Calkins, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-facts and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ David E. Calkins                      /s/ F. Kay Calkins
----------------------------------------  --------------------------------------
David E. Calkins                          F. Kay Calkins,
Chairman of the Board, President and CEO  Director, Secretary and Treasurer
 and CEO
(PRINCIPAL EXECUTIVE AND
 FINANCIAL OFFICER)

Date: March 2, 2000                       Date: March 2, 2000


/s/ Keith P. Hicks                        /s/ James D. Willett
----------------------------------------  --------------------------------------
Keith P. Hicks, Director                  James D. Willett, Ph.D., Director

Date: March 2, 2000                       Date: March 2, 2000


/s/ Thomas Southerly                      /s/ Jeanette N. Taylor
----------------------------------------  --------------------------------------
Thomas Southerly, Director                Jeanette N. Taylor, Accounting Manager
                                          (PRINCIPAL ACCOUNTING OFFICER)

Date: March 2, 2000                       Date: March 2, 2000

                                 EXHIBITS INDEX


Exhibit
Number                                    Description of Exhibits
--------------------------------------------------------------------------------


  4.1 Registrant's Articles of Incorporation as currently in effect, filed as Exhibit 3.1 to the Registrant's Registration Statement filed with the SEC on Form SB-2 (Registration Number 333-91611), is hereby incorporated by reference.

  4.2 Registrant's Bylaws as currently in effect, filed as Exhibit 3.3 to the Registrant's Registration Statement filed with the SEC on Form SB-2 (Registration Number 333-91611), are hereby incorporated by reference.

  4.3 Registrant's Specimen Stock Certificate, filed as Exhibit 4 to the Registrant's Registration Statement filed with the SEC on Form SB-2 (Registration Number 333-91611), is hereby incorporated by reference.

  5             Opinion of Silver, Freedman & Taff, L.L.P.

  23.1          Consent of Peter C. Cosmas Co., Independent Accountants

  23.2          Consent of Silver,  Freedman & Taff, L.L.P. (included in Exhibit
                5).

  24            Power of Attorney (included in signature pages).

  99.1          PACEL Corp. Key Employees Incentive Stock Plan, filed as Exhibit
                10.2 to the Registrant's Registration Statement filed with the SEC on Form SB-2 (Registration Number 333-91611), is hereby incorporated by reference.